Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2007, relating to the financial statements of MAP Pharmaceuticals, Inc., which appears in MAP Pharmaceuticals, Inc. Registration Statement on Form S-1, as amended (Registration No. 333-143823).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 11, 2007